EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For Additional Information, Contact at (214) 981-5000:
Leldon E. Echols, Executive Vice President and Chief Financial Officer
Matthew G. Moyer, Vice President-Investor Relations
http://www.centex.com

CENTEX REPORTS RECORD THIRD QUARTER RESULTS
Earnings from Continuing Operations Grow 35%

DALLAS – Jan. 25, 2005: Centex Corporation (NYSE: CTX) today reported the highest revenues, operating earnings and earnings per diluted share for any third quarter in its history.

Highlights of the quarter ended December 31, 2004 (compared to last year’s third quarter):

•	Earnings from continuing operations grew 35%; Net earnings up 28% to $253.8 million

•	Earnings per diluted share from continuing operations grew 34% to $1.91

•	Domestic home building operating earnings increased 39%; operating margin was 15.5%, up 240 basis points

•	Domestic home sales (orders) rose 12%; backlog rose 18% to 17,501 units

     “This quarter’s outstanding results are a great demonstration of the Centex growth model. Our focus on neighborhood growth coupled with continuous improvement produced strong sales and margin expansion at Centex Homes,” commented Tim Eller, Centex Corporation chairman and CEO. “It is our view Centex will continue to achieve strong results in fiscal 2006 even in an environment of incrementally higher mortgage rates.”

     “In addition to our home building operation, our other businesses performed at very high levels. The combined efforts of our two financial services operations contributed positively to our overall shareholder value creation strategy,” said Eller. “As we look forward to the rest of this year and into fiscal 2006, I expect our business segments to have a growing positive impact.”

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CENTEX REPORTS RECORD THIRD QUARTER, NINE MONTH RESULTS, Page 2 of 4

HOME BUILDING

Domestic

     Operating earnings from Centex Homes were $347.1 million for the third quarter this year, 39% higher than $250.2 million for the same quarter a year ago. Revenues were $2.24 billion, 17% higher than $1.91 billion reported for the same quarter last year.

     The 39% increase in operating earnings was achieved on an 8% increase in closings to 8,047 homes, as well as an improvement in operating margin to 15.5% from 13.1% a year ago. The operating margin improvement was due primarily to an increase in the average selling price of homes delivered and ongoing process improvement initiatives.

     Operating earnings from Centex Homes for the nine months ended December 31, 2004 were $853.9 million, 39% higher than the $612.7 million for the same period last year. Revenues for the nine months were $6.3 billion, 22% higher than revenues of $5.1 billion for the same period in fiscal 2004.

International

     London-based Fairclough Homes, the international operation of Centex Homes, closed 410 homes during the third quarter of fiscal 2005 versus 422 units for the same quarter last year. Operating earnings for the quarter were $16.9 million, a 55% increase over last year’s third quarter. This increase reflects an improved pricing environment and higher-margin neighborhoods coming on line. Operating margin increased 400 basis points to 13.1%.

FINANCIAL SERVICES

     Operating earnings from Financial Services for the third quarter this year were $46.0 million, a 5% increase from the same quarter last year. Revenues from this segment were $266.7 million for the third quarter this year, 12% above $238.2 million for the same quarter last year.

     Financial Services operating earnings for the nine-month period this year were $156.8 million, a decrease of 16% compared to $185.8 million for the same period last year. Financial Services revenues were $817.9 million for the nine months, 3% above last year’s revenues for the same period.

CTX Mortgage Company

     Operating earnings from CTX Mortgage Company totaled $21.0 million for this year’s third quarter versus $26.8 million for the same quarter a year ago. Originations from Centex Homes’ closings increased 6% while retail originations fell 15%. Refinanced mortgages accounted for 21% of originations for the quarter this year compared to 23% for the same quarter last year. CTX Mortgage provided mortgage loans to 73% of Centex Homes’ buyers for the third quarter this year.

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CENTEX REPORTS RECORD THIRD QUARTER, NINE MONTH RESULTS, Page 3 of 4

     Operating earnings from CTX Mortgage were $74.7 million for the nine-month period this year compared to $138.8 million for the same period a year ago.

Centex Home Equity Company

     Centex Home Equity Company (CHEC) reported operating earnings of $25.0 million for the third quarter this fiscal year compared to operating earnings of $16.8 million for the same quarter in fiscal 2004. For the first nine months of fiscal 2005, CHEC reported operating earnings of $82.1 million, a 75% increase over $46.9 million for the same period in fiscal 2004. CHEC’s loan servicing portfolio, on which it earns an interest margin, has reached $7.7 billion, growing 27% versus the same period last year.

CONSTRUCTION SERVICES

     Operating earnings from Construction Services were $6.4 million for the third quarter this fiscal year, versus $3.6 million for the same quarter in fiscal 2004. The operating margin was 1.4% for this fiscal year’s third quarter, up 55 basis points from last year’s third quarter. Revenues from this segment were $445.5 million for the quarter this year, up 10% versus a year ago. The backlog of construction contracts at December 31, 2004 was $2.0 billion, up 14% from the same date last year.

OUTLOOK

     Based on the strength of the home building operations and its record backlog, as well as the execution of the company’s growth strategies in each of its other business segments, Centex is updating its fiscal 2005 earnings guidance to a range of $7.30 to $7.50 per diluted share. Achieving this guidance would represent 21% to 25% growth versus last year’s record results. Additionally, based on its current momentum and strong sales trends, the company is reiterating its earnings per diluted share guidance of $8.75 to $9.25 for fiscal 2006.

     Through its subsidiaries, Centex ranks among the nation’s leading companies in the Home Building, Financial Services, Construction Services and Home Services industries.

     Centex’s senior management will host a conference call to discuss the third quarter financial results at 10 a.m. Eastern Time (9 a.m. Central Time) on Wednesday, January 26. The conference call, accompanied by a slide presentation, will be webcast simultaneously on the Centex Web site at http://www.centex.com. A replay of the call, as well as the presentation, will be archived on that site for one year. Questions can be e-mailed to ir@centex.com.

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CENTEX REPORTS RECORD THIRD QUARTER, NINE MONTH RESULTS, Page 4 of 4

Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when Centex is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only Centex’s belief at the time the statements were made regarding future events, which are subject to significant risks, uncertainties and other factors, many of which are outside of Centex’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. With respect to forward-looking statements relating to the business, operations, assets, liabilities, financial condition or results of operations of Centex, the risks and uncertainties to which these statements are subject include the following: general economic conditions and interest rates; the cyclical and seasonal nature of our businesses; adverse weather conditions; changes in property taxes and energy costs; changes in federal income tax laws and federal mortgage financing programs; governmental regulations; changes in governmental and public policy; changes in economic conditions specific to any one or more of our markets and businesses; competition; availability of land and raw materials; and unexpected operational difficulties. For example, increases in interest rates or decreases in demand for housing on a national or regional basis or increases in the cost or reductions in the supply of suitable land for development, or lumber or other building materials or labor, could affect the revenues or operating earnings of our homebuilding operations. Similarly, increases in interest rates could adversely affect demand for some of the mortgage loans offered by our mortgage finance operations. Finally, changes in national and regional economic conditions and levels of infrastructure and construction spending could adversely affect the results of operations of our construction services operations. These and other risks and uncertainties are described in greater detail in Centex’s most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2004 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (including under the captions “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), which are on file with the SEC and may be obtained free of charge through the website maintained by the SEC at http://www.sec.gov. All forward-looking statements made are made as of the date hereof, and the risk that actual results will differ materially from expectations will increase with the passage of time. Centex undertakes no duty to update any forward-looking statement to reflect future events or changes in Centex’s expectations.

NOTE ATTACHMENTS:
(1) Revenues and Earnings by Lines of Business
(2) Condensed Consolidated Balance Sheets
(3) Condensed Consolidated Cash Flows
(4) Supplemental Domestic Home Building Data
(5) Domestic Housing Activity by Geographic Area
(6) Domestic Housing Activity Dollar Values by Geographic Area
(7) Supplemental International Home Building Data
(8) Supplemental Financial Services Data

Attachment 1

Centex Corporation and Subsidiaries
Revenues and Earnings by Lines of Business
(dollars in thousands, except per share data)

	Quarter Ended			Nine Months Ended
	December 31,			December 31,
	(unaudited)			(unaudited)
	2004	2003 (D)	Change	2004	2003 (D)	Change
Revenues
Home Building(A)	$2,368,379	$1,906,305	24%	$6,597,952	$5,119,937	29%
Financial Services	266,701	238,231	12%	817,945	795,642	3%
Construction Services	445,468	404,227	10%	1,331,913	1,166,611	14%
Other	38,075	21,094	81%	121,792	88,622	37%

Total	$3,118,623	$2,569,857	21%	$8,869,602	$7,170,812	24%

Operating Earnings
Home Building (A)	$364,002	$260,642	40%	$891,474	$634,247	41%
Financial Services	46,003	43,651	5%	156,829	185,752	(16%)
Construction Services	6,398	3,593	78%	16,378	12,712	29%
Other	6,338	4,370	45%	11,378	27,862	(59%)

Total Operating Earnings	422,741	312,256	35%	1,076,059	860,573	25%
Corporate General Expenses	(23,137)	(29,891)		(61,741)	(70,982)
Interest Expense	(5,718)	(3,456)		(16,024)	(35,370)

Earnings from Continuing Operations Before Income Taxes	393,886	278,909	41%	998,294	754,221	32%
Income Taxes	(140,115)	(91,039)		(356,678)	(245,079)

Earnings from Continuing Operations	253,771	187,870	35%	641,616	509,142	26%
Earnings from Discontinued Operations, net (B)	—	10,800		—	31,707
Cumulative Effect of Accounting Change (C)	—	—		—	(13,260)

Net Earnings	$253,771	$198,670	28%	$641,616	$527,589	22%

Earnings Per Share — Basic
Earnings per Share — Continuing Operations	$2.02	$1.51	34%	$5.16	$4.13	25%
Earnings per Share — Discontinued Operations	—	0.09		—	0.26
Earnings per Share — Cumulative Effect	—	—		—	(0.11)

Earnings Per Share — Basic	$2.02	$1.60	26%	$5.16	$4.28	21%

Earnings Per Share — Diluted
Earnings per Share — Continuing Operations	$1.91	$1.43	34%	$4.87	$3.95	23%
Earnings per Share — Discontinued Operations	—	0.09		—	0.25
Earnings per Share — Cumulative Effect	—	—		—	(0.11)

Earnings Per Share — Diluted	$1.91	$1.52	26%	$4.87	$4.09	19%

Average Shares Outstanding:
Basic	125,593,379	124,076,292	1%	124,404,141	123,334,548	1%
Diluted	132,547,190	130,659,958	1%	131,702,753	129,020,466	2%

(A) 3333 Holding Corporation and Centex Development Company, L.P. were consolidated into Centex Corporation on February 29, 2004. As a result, beginning March 1, 2004, International Home Building is fully consolidated as a component of Home Building. Centex’s equity in the earnings of International Home Building prior to March 1, 2004 have been reclassified from Investment Real Estate(now in Other) to Home Building. See Attachment 7 for additional International Home Building information.

(B) Includes the operations spun-off in the Centex Construction Products (now known as Eagle Materials Inc.) and Cavco transactions and other discontinued manufactured housing operations.

(C) Represents the cumulative effect of change in accounting resulting from the consolidation of HSF-I effective July 1, 2003.

(D) Certain prior year items have been reclassified to conform to current period classifications.

Attachment 2

Centex Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Dollars in millions)
(unaudited)

	Centex Corporation and Subsidiaries		Centex Corporation*		Financial Services
	December 31,	March 31,	December 31,	March 31,	December 31,	March 31,
	2004	2004	2004	2004	2004	2004
Assets
Cash -
Unrestricted	$50	$179	$37	$161	$13	$18
Restricted	446	310	45	50	401	260
Receivables -
Residential Mortgage Loans Held for Investment	7,723	6,498	—	—	7,723	6,498
Residential Mortgage Loans Held for Sale	1,586	1,820	—	—	1,586	1,820
Other Receivables	715	669	514	491	201	178
Inventories -
Homebuilding	6,975	5,105	6,975	5,105	—	—
Land Held Under Option Agreements not Owned	471	362	471	362	—	—
Other	34	94	28	85	6	9
Investments	169	140	742	672	—	—
Property and Equipment, net	159	156	115	115	44	41
Goodwill	252	255	240	238	12	17
Deferred Charges and Other Assets	423	481	215	239	208	242

	$19,003	$16,069	$9,382	$7,518	$10,194	$9,083

Liabilities and Stockholders’ Equity
Accounts Payable and Accrued Liabilities	$2,019	$1,963	$1,843	$1,715	$162	$264
Debt
Non-Financial Services	3,228	2,418	3,228	2,418	—	—
Financial Services	9,443	8,302	—	—	9,443	8,302
Minority Stockholders’ Interest	474	336	472	335	2	1
Stockholders’ Equity	3,839	3,050	3,839	3,050	587	516

	$19,003	$16,069	$9,382	$7,518	$10,194	$9,083

* In the supplemental data presented above, “Centex Corporation” represents the consolidation of all subsidiaries other than those included in Financial Services. Transactions between Centex Corporation and Financial Services have been eliminated from the Centex Corporation and Subsidiaries balance sheets. We believe that separate disclosure of the consolidating information is useful because: the Financial Services subsidiaries operate in a distinctly different financial environment that generally requires significantly less equity to support their higher debt levels compared to the operations of our other subsidiaries; the Financial Services subsidiaries have structured their financing programs substantially on a stand-alone basis; and Centex Corporation has limited obligations with respect to the indebtedness of its Financial Services subsidiaries. Management uses this information in its financial and strategic planning.

Attachment 3

Centex Corporation and Subsidiaries
Condensed Consolidated Cash Flows
(Dollars in millions)
(unaudited)

	Centex Corporation and Subsidiaries		Centex Corporation*		Financial Services
	For the Nine Months		For the Nine Months		For the Nine Months
	Ended December 31,		Ended December 31,		Ended December 31,
	2004	2003	2004	2003	2004	2003
Cash Flows — Operating Activities
Net Earnings	$642	$528	$642	$528	$98	$103
Adjustments -
Depreciation and Amortization	80	78	66	65	14	13
Other Noncash Adjustments	52	13	(87)	(85)	80	59
Decrease in Loans Held for Sale	234	1,113	—	—	234	1,113
(Increase) Decrease in Inventories	(1,776)	(1,272)	(1,779)	(1,271)	3	(1)
Other Operating Activities	(65)	17	148	91	(231)	(76)

	(833)	477	(1,010)	(672)	198	1,211

Cash Flows — Investing Activities
Increase in Loans Held for Investment	(1,297)	(1,494)	—	—	(1,297)	(1,494)
Other Investing Activities	14	25	40	21	(8)	7

	(1,283)	(1,469)	40	21	(1,305)	(1,487)

Cash Flows — Financing Activities
Increase (Decrease) in Short-Term Debt, net	1,501	14	122	85	1,379	(71)
Issuance of Long-Term Debt, net	443	626	681	217	(238)	409
Other Financing Activities	42	(52)	42	(52)	(39)	(65)

	1,986	588	845	250	1,102	273

Effect of Exchange Rate on Cash	1	—	1	—	—	—

Net Decrease in Cash and Cash Equivalents	(129)	(404)	(124)	(401)	(5)	(3)
Cash and Cash Equivalents at Beginning of Period	179	456	161	441	18	15

Cash and Cash Equivalents at End of Period	$50	$52	$37	$40	$13	$12

* In the supplemental data presented above, “Centex Corporation” represents the consolidation of all subsidiaries other than those included in Financial Services. Transactions between Centex Corporation and Financial Services have been eliminated from the Centex Corporation and Subsidiaries cash flows. We believe that separate disclosure of the consolidating information is useful because: the Financial Services subsidiaries operate in a distinctly different financial environment that generally requires significantly less equity to support their higher debt levels compared to the operations of our other subsidiaries; the Financial Services subsidiaries have structured their financing programs substantially on a stand-alone basis; and Centex Corporation has limited obligations with respect to the indebtedness of its Financial Services subsidiaries. Management uses this information in its financial and strategic planning.

Attachment 4

Centex Corporation and Subsidiaries
Supplemental Home Building Data — Domestic Operations
(unaudited)

(dollars in millions, except per unit data)

	Quarter Ended December 31,				Nine Months Ended December 31,
	2004		2003		2004		2003
HOME BUILDING — DOMESTIC
Revenues — Housing	$2,172.5	100.0%	$1,832.4	100.0%	$6,097.9	100.0%	$4,997.6	100.0%
Cost of Sales — Housing	(1,554.8)	(71.6%)	(1,340.9)	(73.2%)	(4,407.9)	(72.3%)	(3,672.8)	(73.5%)

Gross Margin — Housing	617.7	28.4%	491.5	26.8%	1,690.0	27.7%	1,324.8	26.5%

Revenues — Land Sales & Other	66.9		73.9		172.2		122.3
Cost of Sales — Land Sales & Other	(54.4)		(70.0)		(154.1)		(125.2)

Gross Margin — Land Sales & Other	12.5		3.9		18.1		(2.9)

Total Gross Margin	630.2	28.1%	495.4	26.0%	1,708.1	27.2%	1,321.9	25.8%
Selling, General & Administrative	(326.5)	(14.6%)	(266.1)	(14.0%)	(908.7)	(14.5%)	(732.6)	(14.3%)
Other Income	43.4	2.0%	20.9	1.1%	54.5	0.9%	23.4	0.5%

Operating Earnings	$347.1	15.5%	$250.2	13.1%	$853.9	13.6%	$612.7	12.0%

Units Closed	8,047		7,468		23,261		20,723
Average Unit Sales Price	$269,972		$245,370		$262,150		$241,162
% Change	10.0%		11.6%		8.7%		10.8%
Operating Earnings per Unit	$43,143		$33,505		$36,711		$29,564
% Change	28.8%		37.1%		24.2%		32.5%
Average Neighborhoods	598		560		581		558
% Change	6.8%		6.1%		4.1%		10.1%

LOT POSITION — DOMESTIC

	As of December 31,
	2004	2003	Change
Lot Owned and Controlled:
Lots Owned	93,919	71,793	30.8%
Lots Controlled	164,002	100,872	62.6%

Total	257,921	172,665	49.4%

Attachment 5

Centex Corporation and Subsidiaries
Supplemental Home Building Data — Domestic Operations
Housing Activity (Units) by Geographic Area

	Closings
	Quarter Ended December 31,			Nine Months Ended December 31,
	2004	2003	Change	2004	2003	Change
Mid-Atlantic	1,364	1,337	2%	3,984	3,699	8%
Southeast	1,282	1,281	—%	3,887	3,708	5%
Midwest	1,683	1,441	17%	4,891	3,994	22%
Southwest	2,234	2,109	6%	6,342	5,635	13%
West Coast	1,484	1,300	14%	4,157	3,687	13%

	8,047	7,468	8%	23,261	20,723	12%

	Sales (Orders) Backlog
	As of December 31,
	2004	2003	Change
Mid-Atlantic	3,417	2,571	33%
Southeast	4,992	3,522	42%
Midwest	2,966	3,118	(5%)
Southwest	3,141	3,178	(1%)
West Coast	2,985	2,386	25%

	17,501	14,775	18%

	Sales (Orders)
	Quarter Ended December 31,			Nine Months Ended December 31,
	2004	2003	Change	2004	2003	Change
Mid-Atlantic	1,465	1,314	11%	4,600	4,122	12%
Southeast	1,582	1,357	17%	5,172	4,517	15%
Midwest	1,411	1,153	22%	4,465	4,192	7%
Southwest	2,016	1,908	6%	6,614	6,555	1%
West Coast	1,347	1,267	6%	4,497	4,062	11%

	7,821	6,999	12%	25,348	23,448	8%

Attachment 6

Centex Corporation and Subsidiaries
Supplemental Home Building Data — Domestic Operations
Housing Activity (Values) by Geographic Area

	Housing Revenues - Closings
	(dollars in millions)
	Quarter Ended December 31,			Nine Months Ended December 31,
	2004	2003	Change	2004	2003	Change
Mid-Atlantic	$392.4	$374.7	5%	$1,136.6	$1,009.0	13%
Southeast	336.1	291.9	15%	973.7	819.7	19%
Midwest	357.1	296.5	20%	1,034.4	831.1	24%
Southwest	379.0	328.4	15%	1,044.1	868.1	20%
West Coast	707.9	540.9	31%	1,909.1	1,469.7	30%

	$2,172.5	$1,832.4	19%	$6,097.9	$4,997.6	22%

	Sales (Orders) Backlog Value
	(dollars in millions)
	As of December 31,
	2004	2003	Change
Mid-Atlantic	$1,132.9	$802.6	41%
Southeast	1,472.0	947.7	55%
Midwest	679.4	624.4	9%
Southwest	671.6	497.2	35%
West Coast	1,578.3	955.1	65%

	$5,534.2	$3,827.0	45%

Attachment 7

Centex Corporation and Subsidiaries
Supplemental Home Building Data — International Operations
(unaudited)

(dollars in millions, except per unit data)
	Quarter Ended December 31,				Nine Months Ended December 31,
	2004		2003		2004		2003
HOME BUILDING — INTERNATIONAL
Revenues — Housing	$128.3	100.0%	$114.8	100.0%	$322.0	100.0%	$298.6	100.0%
Cost of Sales — Housing	(91.9)	(71.6%)	(91.2)	(79.4%)	(232.5)	(72.2%)	(238.3)	(79.8%)

Gross Margin — Housing	36.4	28.4%	23.6	20.6%	89.5	27.8%	60.3	20.2%

Revenues — Land Sales & Other	0.7	5.5	5.9	6.5
Cost of Sales — Land Sales & Other	(1.9)		(2.4)		(7.4)		(2.5)

Gross Margin — Land Sales & Other	(1.2)		3.1		(1.5)		4.0

Total Gross Margin	35.2	27.3%	26.7	22.2%	88.0	26.8%	64.3	21.1%
Selling, General & Administrative	(18.3)	(14.2%)	(15.8)	(13.1%)	(50.4)	(15.3%)	(41.1)	(13.5%)

Operating Earnings	16.9	13.1%	10.9	9.1%	37.6	11.5%	23.2	7.6%
Interest	(0.8)	(0.6%)	(0.5)	(0.5%)	(2.0)	(0.6%)	(1.6)	(0.5%)

Earnings Before Income Taxes	$16.1	12.5%	$10.4	8.6%	$35.6	10.9%	$21.6	7.1%

Units Closed	410		422		1,067		1,114
Unit Sales	334		396		1,037		1,143
Plots Owned and Controlled	5,584		4,938		5,584		4,938
Average Unit Sales Price	$313,051		$272,173		$301,808		$268,039
% Change	15.0%		13.8%		12.6%		14.2%
Operating Earnings per Unit	$41,041		$25,912		$35,187		$20,832
% Change	58.4%		N.M.		68.9%		N.M.

Attachment 8

Centex Corporation and Subsidiaries
Supplemental Financial Services Data

CTX Mortgage Company

	Quarter Ended December 31,			Nine Months Ended December 31,
	2004	2003	Change	2004	2003	Change
Originations
Builder	5,463	5,138	6%	15,688	14,307	10%
Retail	9,897	11,657	(15%)	35,400	56,016	(37%)

Total	15,360	16,795	(9%)	51,088	70,323	(27%)

Applications
Builder	5,463	4,727	16%	17,330	16,939	2%
Retail	8,603	8,954	(4%)	29,427	50,457	(42%)
	2004	2003		2004	2003
Total	14,066	13,681	3%	46,757	67,396	(31%)

Loan Volume (in billions)	$3.07	$2.89	6%	$9.66	$11.88	(19%)

Average Loan Size	$199,500	$171,900	16%	$189,000	$168,900	12%

Operating Profit per Loan	$1,365	$1,597	(15%)	$1,463	$1,974	(26%)

Centex Home Equity

	Quarter Ended December 31,			Nine Months Ended December 31,
	2004	2003	Change	2004	2003	Change
Originations	11,293	9,185	23%	33,632	27,768	21%

Applications	100,509	83,518	20%	297,807	249,817	19%

Loan Volume (in billions)	$1.37	$1.00	37%	$4.07	$2.91	40%

Average Loan Size	$121,100	$109,400	11%	$120,900	$104,700	15%

Earnings As a % of Average “Owned” Portfolio	1.34%	1.15%		1.54%	1.17%

Servicing Portfolio:

	As of December 31,
	2004	2003	Change
Number of Loans:
Portfolio Accounting Method	82,628	73,232
Serviced for Others	14,794	11,376

Total	97,422	84,608	15%

Servicing Portfolio (in billions):
Portfolio Accounting Method	$7.72	$6.08
Serviced for Others	1.16	0.67

Total	$8.88	$6.75	32%